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                                                                     EXHIBIT 8.4


December 11, 1995



Investors Bank & Trust Company
24 Federal Street
Boston, MA  02205-9277

RE:    JOHN HANCOCK INSTITUTIONAL SERIES TRUST
            John Hancock Small Capitalization Equity Fund

Dear Sirs,

John Hancock Institutional Series Trust (the "Trust"), a Massachusetts business trust, on behalf of John Hancock Small Capitalization Equity Fund (the "Fund"), a series of the Trust, hereby notifies Investors Bank & Trust Company (the "Bank"), that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated December 15, 1992, as amended from time to time. If the Bank agrees to provide such services, please sign below and return a signed copy of this letter to the undersigned.

INVESTORS BANK                               JOHN HANCOCK
& TRUST COMPANY                              INSTITUTIONAL SERIES TRUST
                                             On behalf of the above-named series
                                             of the Trust

By: /s/ Henry Joyce                 By: /s/ Anne C. Hodsdon
   ----------------                    --------------------
Name:                                      Name:
Title:  Director                           Title:


Attest: /s/ J. M. Keenan            Attest: /s/ Theresa Apruzzese
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